Exhibit 3.1

ANNALY CAPITAL MANAGEMENT, INC.

ARTICLES OF AMENDMENT

Annaly Capital Management, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting ARTICLE VI(A) in its entirety and adding a new ARTICLE VI(A) to read as follows:

“A. The total number of shares of stock of all classes which the Corporation has authority to issue is three billion (3,000,000,000) shares of capital stock, par value one cent ($0.01) per share, amounting in the aggregate par value to thirty million dollars ($30,000,000). Of these shares of capital stock, 2,924,050,000 shares are classified as “Common Stock,” 7,000,000 shares are classified as “7.625% Series C Cumulative Redeemable Preferred Stock,” 18,400,000 shares are classified as “7.50% Series D Cumulative Redeemable Preferred Stock,” 28,800,000 shares are classified as “6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,” 19,550,000 shares are classified as “6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock,” and 2,200,000 shares are classified as “8.125% Series H Cumulative Redeemable Preferred Stock.” Our Board may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of stock.”

SECOND: The amendment to the Charter as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by the Maryland General Corporation Law (the “MGCL”).

THIRD: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment of the Charter was 2,000,000,000 shares of stock, consisting of 1,924,050,000 shares of common stock, $0.01 par value per share (“Common Stock”), 7,000,000 shares of 7.625% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Stock”), 18,400,000 shares of 7.50% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series D Preferred Stock”), 28,800,000 shares of 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), 19,550,000 shares of 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series G Preferred Stock”), and 2,200,000 shares of 8.125% Series H Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series H Preferred Stock”). The aggregate par value of all shares of stock having par value is $20,000,000.

FOURTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the Charter is 3,000,000,000 shares of stock, consisting of 2,924,050,000 shares of Common Stock, 7,000,000 shares of Series C Preferred Stock, 18,400,000 shares of Series D Preferred Stock, 28,800,000 shares of Series F Preferred Stock, 19,550,000 shares of Series G Preferred Stock, and 2,200,000 shares of Series H Preferred Stock. The aggregate par value of all shares of stock having par value is $30,000,000.

FIFTH: The information required by Section 2-607(b)(2)(i) of MGCL is not changed by the foregoing amendment of the Charter.

SIXTH: The undersigned officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of such officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 22nd day of May, 2019.

ATTEST:			ANNALY CAPITAL MANAGEMENT, INC.

By:	/s/ Anthony C. Green		By:	/s/ Glenn A. Votek
	Name:	Anthony C. Green		Name:	Glenn A. Votek
	Title:	Secretary		Title:	Chief Financial Officer